REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Trustees and Shareholders of First Trust Exchange-Traded AlphaDEX Fund:

In planning and performing our audit of the financial statements of First Trust Exchange-Traded AlphaDEX
Fund, comprising First Trust Large Cap Core AlphaDEX
Fund, First Trust Mid Cap Core AlphaDEX Fund,
First Trust Small Cap Core AlphaDEX Fund, First
Trust Large Cap Value Opportunities AlphaDEX Fund,
First Trust Large Cap Growth Opportunities AlphaDEX
Fund, First Trust Multi Cap Value AlphaDEX Fund,
First Trust Multi Cap Growth AlphaDEX Fund, First
Trust Consumer Discretionary AlphaDEX Fund, First
Trust Consumer Staples AlphaDEX Fund, First Trust
Financials AlphaDEX Fund, First Trust Energy AlphaDEX
Fund, First Trust Health Care AlphaDEX Fund, First
Trust Industrials/Producer Durables AlphaDEX Fund,
First Trust Materials AlphaDEX Fund, First Trust
Technology AlphaDEX Fund, and First Trust Utilities
AlphaDEX Fund (collectively, the Funds), as of July
31, 2007, and for the period presented, in accordance with the standards of the Public Company Accounting
Oversight Board (United States) (PCAOB), we considered their internal control over financial reporting, including control activities for safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds internal control over financial reporting.
Accordingly, we express no such opinion.

The management of the Funds is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. The Funds' internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Such internal control includes policies and procedures that provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of funds assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions or that the degree of compliance with the policies or procedures may deteriorate.

A control deficiency exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A significant deficiency is a control deficiency, or combination of control deficiencies,that adversely affects the funds' ability to initiate,authorize, record, process, or report external financial data reliably in accordance with generally accepted accounting principles such that there is more than a remote likelihood that a misstatement of the funds' annual or interim financial statements that is more than inconsequential will not be prevented or detected. A material weakness is a significant deficiency, or combination of significant deficiencies,that results in more than a remote likelihood thata material misstatement of the annual or interim financial statements will not be prevented or detected.

Our consideration of the Funds' internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies ininternal control that might be significant deficiencies or material weaknesses under standards established by the Public Company Accounting
Oversight Board (United States). However, we noted no deficiencies in the Funds internal control over financial reporting and its operation, including controls for safeguarding securities, that we consider to be a material weakness, as defined above, as of July 31, 2007.

This report is intended solely for the
information and use of management and the Board of theFunds, and the Securities and Exchange
Commission and is not intended to be and should not beused by anyone other than these specified parties.

Deloitte & Touche LLP

Chicago, Illinois
September 14, 2007